SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMPUTONE CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

                              COMPUTONE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 12, 1999

                                  ------------

To the Stockholders of
COMPUTONE CORPORATION:

     The Annual Meeting of Stockholders of Computone Corporation (the "Company") will be held at 11:00 a.m., prevailing time, on Thursday, August 12, 1999, at the Sheraton Gateway Hotel, 1900 Sullivan Road, College Park, Georgia, for the following purposes:

     1. To elect four directors to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected;

     2. To consider and vote upon a proposal to adopt the Company's 1998 Equity Incentive Plan for officers and key employees; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

     The Board of Directors has fixed the close of business on July 26, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report for its fiscal year ended April 2, 1999 is being mailed to stockholders together with this Notice.

     Holders of Common Stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided whether or not they expect to attend the Annual Meeting in person.

                                          By Order of the Board of Directors,


                                          Perry J. Pickerign,
                                          President and Chief Executive Officer


July 27, 1999
Alpharetta, Georgia

                              COMPUTONE CORPORATION

                                  ------------

     This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to stockholders on or about July 27, 1999, are furnished in connection with the solicitation by the Board of Directors of Computone Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m., prevailing time, on August 12, 1999, and at any adjournment, postponement or continuation thereof, at the Sheraton Gateway Hotel, 1900 Sullivan Road, College Park, Georgia.

     Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted in favor of the adoption of the proposal referred to in the Notice of Annual Meeting and for the election of the nominees for director named below. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company in person or by telephone or telegram by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

     Only holders of the Company's Common Stock (the "Common Stock") of record at the close of business on July 26, 1999 will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors.

     As of the close of business on July 26, 1999, the Company had outstanding 8,471,674 shares of Common Stock, $.01 par value. A majority of the outstanding shares will constitute a quorum at the Annual Meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth as of July 26, 1999 the amount and percentage of the Company's outstanding Common Stock beneficially owned by
(i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.


                                                         Shares                  Percent of
 Name of Individual                                   Beneficially               Outstanding
or Identity of Group                                  Owned(1)(2)              Common Stock(2)
--------------------                                  ------------             ---------------

5% Holders (Exclusive of Directors):
------------------------------------
Thomas J. Anderson............................               720,000                  8.5%
Roswell, Georgia

Directors:

Richard A. Hansen.............................           1,934,142(3)               22.51%
Four Falls Corporate Center
West Conshohocken, PA 19428-2961

John D. Freitag...............................             551,901(4)                6.33%
9304 Belle Terre Way
Potomac, MD 20854-4642

Perry J. Pickerign............................             100,000(5)                1.17%
Suite 100
1060 Windward Ridge Parkway
Alpharetta, GA 30005-3992

Erik Monninkhof...............................                 2,500                  *
Koningin Jullanaweg 20
3791 VB Achterveld
The Netherlands

Executive Officers(6):
----------------------

Keith H. Daniel ..............................              37,000(7)                 *
Suite 100
1060 Windward Ridge Parkway
Alpharetta, GA 30005-3992

All directors and executive officers
  as a group (5 persons)......................  2,625,543(3)(4)(5)(7)                29.3%

----------

*Less than 1%.

(1) Information furnished by each individual named. This table includes shares that are owned jointly, in whole or in part, with the person's spouse, or individually by his spouse.

(2) Under the rules of the Securities and Exchange Commission (the "Commission"), a person is deemed to be the beneficial owner of securities if the person has, or shares, "voting power" which includes the power to vote, or to direct the voting of, such securities or "investment power" which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed the beneficial owner of the same securities.

(3) Excludes 275,598 shares owned by Pennsylvania Merchant Group ("PMG"), of which Mr. Hansen is an executive officer, a director and a principal stockholder, and PMG's wholly owned subsidiary, PMG Investors, Inc. ("PMGI"), of which Mr. Hansen is an executive officer and a director. Mr. Hansen disclaims beneficial ownership of the 275,598 shares owned by PMG and PMGI. Includes 120,000 shares Mr. Hansen has the right to purchase at a price of $2.10 per share pursuant to a warrant exercisable until January 14, 2004.

(4) Includes 100,000 shares which Mr. Freitag may purchase pursuant to a currently exercisable stock option at a price of $2.00 per share and 140,000 shares that Mr. Freitag has the right to purchase at a price of $2.10 per share pursuant to a warrant exercisable until January 14, 2004.

(5) Includes 50,000 shares which Mr. Pickerign may purchase at a price of $1.50 per share pursuant to a currently exercisable stock option, and 50,000 shares which Mr. Pickerign may purchase at a price of $1.50 per share pursuant to a stock option which will become exercisable within 60 days of the date of this Proxy Statement.

(6)  Excludes Executive Officers listed under "Directors."

(7) Includes 25,000 shares which Mr. Daniel may purchase at a price of $2.00 per share pursuant to a currently exercisable stock option.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the officers and directors of a corporation, such as the Company, which has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own more than 10% of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with the corporation and the Commission. Based upon written representations received by the Company from its officers, directors and greater than 10% stockholders and the Company's review of the monthly statements of ownership changes filed with the Company by its officers, directors and greater than 10% stockholders during the Company's fiscal year ended April 2, 1999, the Company believes that all such filings required during the Company's fiscal year ended April 2, 1999 were made on a timely basis, except for Keith H. Daniel who filed one late report on Form 3.

                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of four members. Each director elected will serve until the Company's 2000 Annual Meeting of Stockholders, and until his successor has been duly elected.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below, all of whom are currently directors of the Company. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the Company's next Annual Meeting of Stockholders. The nominees for director receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, will be treated as not present and not entitled to vote for nominees for election as directors. Abstentions from voting and broker non-votes will have no effect on the election of directors because they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

     The names of the nominees for director, together with certain information regarding them, are as follows:

                              Nominees for Director


            Name                             Age                  Director Since
            ----                             ---                  --------------
     Richard A. Hansen                        58                       1992
     John D. Freitag                          70                       1992
     Perry J. Pickerign                       35                       1998
     Erik Monninkhof                          37                       1999

     Mr. Freitag, a private investor, who has been Chairman of the Board since February 1999, served as the Acting President and Chief Executive Officer from April 30, 1998 through July 31, 1998. He was Chairman of the Board and Chief Executive Officer of the Company from November 1992 until April 25, 1996. He is Chairman of the Board of Leopard Industries, Inc., a private investment management corporation.

     Mr. Hansen served as Chairman of the Board from April 25, 1996 until February 1999 and has been an executive officer, director and principal stockholder of PMG, an investment banking firm, since November 1986 and is a director and executive officer of PMGI, a wholly owned subsidiary of PMG. Mr. Hansen is also a director of Ultra-Life Batteries, Inc., a manufacturer of lithium batteries, and of a number of private companies.

     Mr. Pickerign was appointed President, Chief Executive Officer and a director of the Company effective as of August 1, 1998. Mr. Pickerign was self-employed as a high technology consultant from September 1997 to July 1998, was Director of Marketing for Comtrol Corporation from June 1993 to September 1997, was a strategic planning and marketing consultant from March 1991 to June 1993 and previously held management positions with ITT Financial Services and 3M Company.

     Mr. Monninkhof, a private investor and a director since May 13, 1999, previously served as Managing Director of Dupaco B.V., a distributor of high-end computer products, from 1985 to 1996. Since 1996, Mr. Monninkhof has been principally engaged as a director of Monninkhof Holding B.V., a corporation engaged in private investing.

     Keith H. Daniel, age 46, has served as the Company's Chief Financial Officer since February 1, 1999. Prior thereto, Mr. Daniel served as a financial consultant to the Company and others. From September 1996 until August 1998, Mr. Daniel was Chief Financial Officer of Space Master International, Inc. and prior thereto held financial management positions with Sivaco Wire Group and Keystone Consolidated Industries, Inc.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met seven times in the Company's fiscal year ended April 2, 1999. The Board of Directors currently does not have an Executive Committee, a Nominating Committee or a Compensation Committee. Since August 1, 1998, the Audit Committee of the Company's Board of Directors has consisted of Richard A. Hansen and John D. Freitag. The Audit Committee, which met two times during the Company's fiscal year ended April 2, 1999, reviews audit reports and management recommendations made by the Company's independent auditing firm.

Compensation of Directors

     The Company's directors currently serve without compensation. Pursuant to the Company's 1997 Equity Incentive Plan, each director of the Company is eligible to receive non-qualified stock options to purchase shares of the Company's Common Stock in an amount determined by the Company's Board of Directors from time to time.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the compensation paid by the Company during each of the three fiscal years ended April 2, 1999, April 3, 1998 and April 4, 1997 for services rendered in all capacities by the chief executive officer of the Company and the other most highly compensated executive officers of the Company whose compensation exceeded $100,000 in the fiscal year ended April 2, 1999.


                                                                Long-Term Compensation
                                                                         Awards
                                                                -----------------------
                                       Annual Compensation(1)   Restricted  Securities
     Name and               Fiscal     ----------------------     Stock     Underlying    All Other
 Principal Position          Year      Salary($)     Bonus($)   Awards($)   Options(#)  Compensation($)
 ------------------         ------     ---------     --------   ----------  ----------  ---------------
Thomas J. Anderson           1999      $ 75,833      $    --       --           --           --
  President and Chief        1998       130,000       30,102       --           --           --
  Executive Officer (1)      1997       130,000       36,157       --           --           --

John D. Freitag              1999      $     --           --       --           --           --
  President and Chief        1998            --           --       --           --           --
  Executive Officer (2)      1997            --           --       --           --           --

Perry J. Pickerign           1999      $100,000           --       --      300,000           --
  President and Chief        1998            --           --       --           --           --
  Executive Officer (3)      1997            --           --       --           --           --

----------
(1) Mr. Anderson resigned as the Company's President and Chief Executive Officer effective April 30, 1998.

(2) Mr. Freitag served without compensation as the Company's Acting President and Chief Executive Officer from April 30, 1998 through July 31, 1998. In January 1999, in consideration of such service, the Company granted Mr. Freitag a warrant to purchase 20,000 shares of the Company's Common Stock exercisable at a price of $2.10 per share until January 14, 2004.

(3) Mr. Pickerign became the Company's President and Chief Executive Officer on August 1, 1998.

Report of the Compensation Committee of Computone Corporation

     During the Company's fiscal year ended April 2, 1999, the Company's Board of Directors as a whole established the compensation of the executive officers of the Company, and there was not a separate Compensation Committee of the Company's Board of Directors. The Company's Board of Directors formalized compensation policies for its executive officers intended to enhance the Company's earnings and facilitate securing, retaining and motivating management employees of high caliber and potential. The Company's executive compensation consists of three components: base salary, cash bonuses based on the Company's performance and long-term incentive awards in the form of stock options. The persons eligible to receive awards under these policies are the officers and other employees of the Company who are in positions in which their decisions, actions and counsel significantly impact upon the short- and long-term goals and strategies of the Company.

     The Company establishes base salaries for its officers that are within the range paid by technology companies in the Company's peer group. The Company pays incentive bonuses on a formula basis to its Chief Executive Officer and Chief Financial Officer depending upon the Company's achievement of specified performance goals. The Company also grants stock options to its officers, including its Chief Executive Officer, based on their level of responsibility and support for the Company's long-term strategic objectives. By providing its officers with an opportunity to benefit from a long-term increase in the value of the Company's Common Stock, the Company believes it will align the interests of its officers and employees with the interests of the Company's stockholders and tie a significant portion of the Company's executive compensation to stockholder returns.

     See "Employment Agreements" for further information regarding the compensation of Mr. Pickerign as the Company's Chief Executive Officer.

Employment Agreements

     The Company entered into an employment agreement with Mr. Pickerign dated as of August 2, 1998. The employment agreement provides for the employment of Mr. Pickerign as President and Chief Executive Officer of the Company for a period of three years and for the automatic renewal of Mr. Pickerign's employment for successive periods of one year, subject to prior written notice of termination by Mr. Pickerign or the Company, in each case not later than 180 days prior to the expiration of the then current term. Under the employment agreement, Mr. Pickerign receives an annual salary of $150,000, and is entitled to a quarterly bonus in an amount equal to 10% of the Company's earnings before interest and taxes in the preceding quarter. On the date of the employment agreement, the Company granted Mr. Pickerign non-qualified stock options to purchase 300,000 shares of the Company's Common Stock, of which 50,000 shares vested on the date of commencement of Mr. Pickerign's employment with the Company, 50,000 shares vest on the first anniversary of the date of the employment agreement, 100,000 shares vest on the second anniversary of the date of the employment agreement and 100,000 shares vest on the third anniversary of the date of the employment agreement. Pursuant to the employment agreement, the Company provides Mr. Pickerign with an automobile at the Company's sole cost and expense. The Company also reimbursed Mr. Pickerign for $32,183 in expenses in connection with the relocation of his personal residence to the Atlanta, Georgia area.

     The Company entered into an employment agreement with Mr. Daniel dated February 1, 1999. The employment agreement provides for the employment of Mr. Daniel as Chief Financial Officer of the Company for a period of two years and for the automatic renewal of Mr. Daniel's employment for successive periods of one year, subject to prior written notice of termination by Mr. Daniel or the Company, in each case not later than 180 days prior to the expiration of the then current term. Under the employment agreement, Mr. Daniel receives an annual salary of $110,000, and is entitled to a quarterly bonus of $5,000 for each quarter ending during the term of the employment agreement if the Company's earnings before income and taxes for such quarter exceeds $100,000 and an annual bonus of $10,000 for each fiscal year ending during the term of the employment agreement if the Company's earnings before income and taxes for such calendar year exceeds $1,000,000. On the date of the employment agreement, the Company granted Mr. Daniel non-qualified stock options to purchase 75,000 shares of the Company's Common Stock, of which 25,000 shares vested on the date of commencement of Mr. Daniel's employment with the Company, 25,000 shares vest on the first anniversary of the date of the employment agreement and 25,000 shares vest on the second anniversary of the date of the employment agreement. If the Company terminates Mr. Daniel's employment for any reason other than for Cause (as defined in the employment agreement) or on account of Mr. Daniel's death or Permanent Disability (as defined in the employment agreement) and such termination occurs as of a date that is within 180 days preceding or within 180 days after the consummation of a Change in Control (as defined in the employment agreement), the Company shall pay to Mr. Daniel within 30 days after the event giving rise to such payment occurs an amount equal to the sum of (x) (1) Mr. Daniel's base salary accrued through the date of termination of Mr. Daniel's employment and (2) any bonus required to be paid to Mr. Daniel and (y) a severance payment equal to one-half of Mr. Daniel's annual base salary as of the effective date of termination of Mr. Daniel's employment.

     The following table sets forth information with respect to options granted during the fiscal year ended April 2, 1999 to Mr. Pickerign and Mr. Daniel.

                        Option Grants in Last Fiscal Year


                           Number of         % of Total
                           Securities         Options
                           Underlying        Granted to         Exercise
                            Options         Employees in          Price        Expiration
        Name               Granted(#)        Fiscal Year          ($/Sh)          Date
        ----               ----------        -----------          ------          ----
Perry J. Pickerign......... 300,000            72.29%             $1.50          8/3/03
Keith H. Daniel............  85,000            20.48               2.00/        10/28/03/
                                                                   1.88          1/31/09

     The following table sets forth information with respect to options exercised during the fiscal year ended April 2, 1999 and held on April 2, 1999 by Mr. Pickerign and Mr. Daniel.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values


                                                      Number of Securities             Value of Unexercised
                        Shares                           Underlying                        In-the-Money
                       Acquired                    Options at Fiscal Year End        Options at Fiscal Year End
                          on         Value        ------------------------------     -----------------------------
       Name            Exercise     Realized      Exercisable      Unexercisable     Exercisable     Unexercisable
       ----            --------     --------      -----------      -------------     -----------     -------------
Perry J. Pickerign        --           --            50,000           250,000           12,500           62,500
Keith H. Daniel           --           --            25,000            60,000             --               --

Certain Transactions

     Duane, Morris & Heckscher LLP, a law firm of which Frederick W. Dreher is a partner, serves as the Company's general counsel and charges customary fees to the Company for legal services rendered. Mr. Dreher has been Secretary of the Company since March 1994. At June 30, 1999, the Company owed Duane, Morris & Heckscher LLP approximately $600,000 for legal fees and disbursements incurred between April 1997 and June 30, 1999. The Company intends to initiate discussions with Duane, Morris & Heckscher LLP regarding a long-term payout arrangement of these unpaid fees. Such announcement may include the issuance of common stock of the Company to discharge a certain portion of the fees.

     In January 1999, John D. Freitag, a director of the Company, purchased 119,048 unregistered shares of the Company's Common Stock for $250,000 in cash. In connection with this purchase and Mr. Freitag's service as Chief Executive Officer of the Company from April 1998 through July 1998 without compensation, the Company issued a warrant to Mr. Freitag that entitles Mr. Freitag to purchase 140,000 shares of the Company's Common Stock at a price of $2.10 per share exercisable until January 14, 2004.

     In March 1999, Richard A. Hansen, a director of the Company, purchased 119,048 unregistered shares of the Company's Common Stock for $250,000 in cash. In connection with this purchase, the Company issued a warrant to Mr. Hansen that entitles Mr. Hansen to purchase 120,000 shares of the Company's Common Stock at a price of $2.10 per share exercisable until January 14, 2004.

     On June 5, 1998, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with certain newly formed subsidiaries of the Company, Ladia, L.L.C., a Massachusetts limited liability company ("Ladia") and the members of Ladia that contemplated a business combination transaction between the Company and Ladia. On December 3, 1998, the Company and Ladia agreed in principle on changes to certain provisions of the Agreement. On May 26, 1999, the Company terminated the Agreement. The Company advanced $700,000 to Ladia for working capital purposes during the Company's 1999 fiscal year. On June 23, 1999, effective as of March 31, 1999, PMG, an affiliate of Mr. Hansen, purchased $450,000 of the Company's advances to Ladia in exchange for PMG's cancellation of $450,000 of notes payable by the Company to PMG and, in consideration thereof, the Company issued PMG a warrant to purchase 100,000 shares of the Company's Common Stock at a price of $2.10 per share exercisable for a period of five years. In addition, Mr. Hansen purchased $250,000 of the Company's advances to Ladia in exchange for a $250,000 promissory note of Mr. Hansen due on demand after October 1, 1999. At Mr. Hansen's option, he can pay this promissory note in cash or by the surrender of 119,048 shares of the Company's Common Stock.

                                 ADOPTION OF THE
                           1998 EQUITY INCENTIVE PLAN

General

     The Board of Directors of the Company adopted the 1998 Equity Incentive Plan (the "Plan") on December 15, 1998, subject to approval by the holders of the Company's Common Stock at the Annual Meeting. The purpose of the Plan is to further the growth, development and financial success of the Company by providing additional incentives to officers and key employees of the Company, which will enable them to participate directly in any appreciation of the value of the Company's Common Stock, and to facilitate securing, retaining and motivating officers and key employees of high caliber and potential.

     The Plan provides for the grant of both options to purchase Common Stock of the Company ("Options") that are intended to qualify as incentive stock options (the "Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not intended to so qualify ("Non-Qualified Options") (hereinafter collectively referred to as "Options"), to officers and key employees of the Company. The total number of shares of the Company's Common Stock that may be the subject of Options granted under the Plan may not exceed in the aggregate 500,000 shares. The number of persons who are eligible to participate in the Plan is currently 15. Persons who receive Options under the Plan are referred to herein as "Optionees."

     The Plan will remain in effect until all Options granted under the Plan have been satisfied by the issuance of shares, but no Option may be granted after December 14, 2008.

     Each Option granted under the Plan will be evidenced by a written agreement, which will state the number of shares that may be purchased upon exercise of the Option, the exercise price of the shares of Common Stock purchasable upon exercise of the Option, the exercise term of the Option and other terms and provisions of the Option as determined by the Board of Directors of the Company (the "Board").

Administration

     The Plan currently is administered by the Board, which has full and final authority to interpret the provisions of the Plan, to decide all questions of fact arising in its application, to determine to whom Options shall be granted and the timing, type, amount and terms of each grant and to make other determinations necessary or advisable for the administration of the Plan.

Price and Exercise of Options

     The exercise price of the Options granted under the Plan is determined by the Board at the time the Option is granted. However, the exercise price of the Common Stock subject to an Incentive Option may not be less than 100% of the fair market value of the Common Stock on the date the Incentive Option is granted, but in no event less than the par value of such stock, and the exercise price of the Common Stock subject to a Non-Qualified Option may not be less than 85% of the fair market value of the Common Stock on the date the Non-Qualified Option is granted. Moreover, in the case of Incentive Options granted to an Optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock subject to the Incentive Option on the date the Incentive Option is granted.

     The Board determines on the date of grant when Options become exercisable. Each Option may not be exercisable after ten years from the date the Option is granted, provided that an Incentive Option granted to an Optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company may not be exercisable after five years from the date the Option is granted. An Option granted under the Plan may be exercised only by written notice from the holder thereof to the Company's Secretary, which notice must specify the number of shares to be purchased and must be accompanied by full payment for the shares with respect to which the Option is being exercised. The exercise price is payable in cash, Common Stock of the Company at fair market value or a combination thereof, as the Board may determine from time to time and subject to such terms and conditions as may be prescribed by the Board for such purpose. The Board may also, in its discretion and subject to prior notification to the Company by an Optionee, permit an Optionee to enter into an agreement with the Company's transfer agent or a brokerage firm of national standing whereby the Optionee will simultaneously exercise the Option and sell the shares acquired thereby through the Company's transfer agent or such a brokerage firm and either the Company's transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of the sale the exercise price of the shares as to which the Option has been exercised.

Modification or Termination of the Plan

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, subject to any required stockholder approval or any stockholder approval that the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange or automated quotation system listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as specifically authorized in the Plan.

Federal Income Tax Consequences

     Based on the advice of counsel, the Company believes that the normal operation of the Plan should generally have, under the Code and the regulations thereunder, all as in effect on the date of this Proxy Statement, the principal federal income tax consequences described below. The tax treatment described below does not take into account any changes in the Code or the regulations thereunder which may occur after the date of this Proxy Statement. The following discussion is only a summary; it is not intended to be all inclusive or to constitute tax advice, and, among other things, does not cover possible state or local tax consequences.

     An Optionee will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of an Option.

     In the case of Non-Qualified Options, an Optionee will generally recognize ordinary income upon exercise of a Non-Qualified Option in an amount equal to the excess of the fair market value of the stock acquired on the date of exercise over the aggregate price paid pursuant to the Non-Qualified Option for such stock (the "exercise price"), and the Company will generally be entitled to a deduction to the extent of the ordinary income recognized by the Optionee in accordance with the rules of Section 83 of the Code (and Section 162(m) of the Code to the extent applicable). An Optionee exercising a Non-Qualified Option is subject to federal income tax withholding on the income recognized as a result of the exercise of the Non-Qualified Option. Such income will include any income attributable to any shares issuable upon exercise that are surrendered, if permitted under the applicable stock option agreement, in order to satisfy the federal income tax withholding requirements.

     Except as provided below, the basis of the shares received by the Optionee upon the exercise of a Non-Qualified Option will be the fair market value of the shares on the date of exercise. The Optionee's holding period will begin on the day after the date on which the Optionee recognizes income with respect to the transfer of such shares, i.e., generally the day after the exercise date. When the Optionee disposes of such shares, the Optionee will recognize capital gain or loss equal to the difference between (i) the selling price of the shares and
(ii) the Optionee's basis in such shares under the Code rules which govern stock dispositions, assuming the shares are held by the Optionee as a capital asset. Any net capital gain (i.e., the excess of the net long-term capital gains for the taxable year over net short-term capital losses for such taxable year) will be taxed at a capital gains rate that depends on how long the shares were held, and the Optionee's tax bracket. Any net capital loss can only be used to offset up to $3,000 per year of ordinary income (reduced to $1,500 in the case of a married individual filing separately) or carried forward to a subsequent year. The use of shares to pay the exercise price of a Non-Qualified Option, if permitted under the applicable stock option agreement, will be treated as a like-kind exchange under Section 1036 of the Code to the extent that the number of shares received on the exercise does not exceed the number of shares surrendered. The Optionee will therefore recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares (up to the number of shares surrendered) as with respect to the surrendered shares. To the extent the number of shares received exceeds the number surrendered, the fair market value of such excess shares on the date of exercise, reduced by any cash paid by the Optionee upon such exercise, will be includible in the gross income of the Optionee. The Optionee's basis in such excess shares will equal the fair market value of such shares on the date of exercise, and the Optionee's holding period with respect to such excess shares will begin on the day following the date of exercise.

     The Optionee will not recognize taxable income and the Company will not be entitled to a deduction upon the exercise of an Incentive Option, provided the Optionee was an employee of the Company or of certain related corporations as described in Section 422(a)(2) of the Code during the entire period from the date of grant of the Incentive Option until three months before the date of exercise (increased to 12 months if employment ceased due to total and permanent disability). The employment requirement is waived in the event of the Optionee's death. In all of these situations, the Incentive Option itself may provide a shorter exercise period after employment ceases than the allowable period under the Code. However, the excess of the fair market value of the shares purchased over the exercise price will constitute an item of tax preference in the taxable year of exercise. This preference will be included in the Optionee's computation of his or her "alternative minimum tax." However, if the Optionee makes a disqualifying disposition of the shares (as described below) in the taxable year in which the Optionee exercises the Incentive Option, the amount includible in the Optionee's alternative minimum taxable income generally will not exceed the amount realized on the disposition minus the exercise price. The basis of the shares received by the Optionee upon exercise of an Incentive Option is the exercise price. The Optionee's holding period for such shares begins on the date of exercise.

     If the Optionee does not dispose of the shares issued upon the exercise of an Incentive Option within one year of such issuance or within two years from the date of the grant of such Incentive Option, whichever is later, any gain or loss realized by the Optionee on a later sale or exchange of such shares generally will be a long-term capital gain or long-term capital loss equal to the difference between the amount realized upon the disposition and the exercise price, if such shares are otherwise a capital asset in the hands of the Optionee. Any net capital gain (i.e., the excess of the net long-term capital gains for the taxable year over net short-term capital losses for such taxable year) will be taxed at a capital gains rate that depends on how long the shares were held, and the Optionee's tax bracket. Any net capital loss can only be used to offset up to $3,000 per year of ordinary income (reduced to $1,500 in the case of a married individual filing separately) or carried forward to a subsequent year. If the Optionee sells the shares during such period (that is, within two years from the date of grant of the Incentive Option or within one year after the transfer of the shares to the Optionee), the sale will be deemed to be a disqualifying disposition. In that event, the Optionee will recognize ordinary income and the Company will be entitled to a corresponding deduction for the year in which the disqualifying disposition occurs equal to the amount, if any, by which the lesser of (i) the amount realized for such sale or (ii) the fair market value of such shares on the date of exercise of such option exceeded the amount the Optionee paid for such shares. In the case of disqualifying dispositions resulting from certain transactions, such as gift or related party transactions, the determination of the ordinary income the Optionee realizes will be the fair market value of the shares on the date of exercise, minus the exercise price. The basis of the shares with respect to which a disqualifying disposition occurs will be increased by the amount included in the Optionee's ordinary income.

Disqualifying dispositions of shares may also, depending upon the sales price, result in capital gain or loss under the Code rules which govern other stock dispositions, assuming that the shares are held as a capital asset. The tax treatment of such capital gain or loss is summarized above.

     Except as provided below, the use of shares already owned by the Optionee to pay the exercise price of an Incentive Option will be treated as a like-kind exchange under Section 1036 of the Code to the extent that the number of shares received on the exercise does not exceed the number of shares surrendered. The Optionee will therefore recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares (up to the number of shares surrendered) as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the Optionee's basis in such excess shares will equal the amount of cash paid by the Optionee upon the exercise of the Incentive Option, if any, and the Optionee's holding period with respect to such excess shares will begin on the date such shares are transferred to the Optionee. However, if payment of the exercise price of an Incentive Option is made with shares acquired upon exercise of an Incentive Option before the shares used for payment have been held for the two-year or one-year period described herein, use of such shares as payment will be treated as a disqualifying disposition of the shares used for payment subject to the rules described herein.

     Under current law, any gain realized by an Optionee, other than long-term gain, is taxable at a maximum federal income tax rate of 39.6%. Under current law, long-term capital gain is taxed at a maximum federal income tax rate of 20%.

     The comments set forth above are only a summary of certain of the federal income tax consequences relating to the Plan as in effect on the date of this Proxy Statement. No consideration has been given to the effects of state, local, and other laws (tax or other) upon the Plan or upon the Optionee or the Company, which laws will vary depending upon the particular jurisdiction or jurisdictions involved.

Vote Required

     Adoption of the Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are considered shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention will therefore have the practical effect of voting against adoption of the Plan because it represents one fewer vote for adoption of the Plan. Broker non-votes are not considered shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the Plan and will have no effect on the vote to adopt the Plan.

Recommendation of the Board of Directors

     The Board of Directors recommends that the holders of Common Stock vote FOR the adoption of the Plan.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for its 1999 fiscal year is being mailed to the Company's stockholders with this Proxy Statement.

                              STOCKHOLDER PROPOSALS

     Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for its 2000 Annual Meeting of Stockholders must deliver such proposal in writing to the Company's Secretary at the Company's principal executive offices at Suite 100, 1060 Windward Ridge Parkway, Alpharetta, Georgia 30005-3992, not later than March 29, 2000.

                                 OTHER PROPOSALS

     The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                          By Order of the Board of Directors,



                                          Perry J. Pickerign,
                                          President and Chief Executive Officer

July 27, 1999

PROXY                      COMPUTONE CORPORATION

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 12, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Richard A. Hansen and Perry
J. Pickerign and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Computone Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Gateway Hotel, 1900 Sullivan Road, College Park, Georgia, on August 12, 1999 at 11:00 a.m., and at any adjournment, postponement or continuation thereof, as follows:

1.   ELECTION OF DIRECTORS

     /_/ FOR all the nominees                 /_/ WITHOUT AUTHORITY to vote
         listed below                             for the nominees listed below

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

         John D. Freitag                          Perry J. Pickerign

         Richard A. Hansen                        Erik Monninkhof

2. ADOPTION OF THE 1998 EQUITY INCENTIVE PLAN. The Board of Directors recommends a vote FOR this proposal.

     /_/ FOR                     /_/ AGAINST                   /_/ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment, postponement or continuation thereof.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the nominees for Director and FOR Proposal 2.


                    This proxy should be dated, signed by the stockholder exactly as his name appears below and returned promptly to American Stock Transfer and Trust Company in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                    _______________________________________________(SEAL)

                    _______________________________________________(SEAL)

                    _______________________________________________

                                     Date: ______________________________, 1999